Report of Independent Registered
Public Accounting Firm


To the Board of Trustees and
Shareholders
ABS Long/Short Strategies Fund


In planning and performing our audit
of the financial statements of ABS
Long/Short Strategies Fund (the
Fund), as of and for the year-ended
April 30, 2018, in accordance with
the standards of the Public
Company Accounting Oversight
Board (United States), we
considered the Funds internal
control over financial reporting,
including controls over safeguarding
securities, as a basis for designing
our auditing procedures for the
purpose of expressing our opinion
on the financial statements and to
comply with the requirements of
Form N-SAR, but not for the
purpose of expressing an opinion on
the effectiveness of the Funds
internal control over financial
reporting. Accordingly, we express
no such opinion.

The management of the Fund is
responsible for establishing and
maintaining effective internal control
over financial reporting. In fulfilling
this responsibility, estimates and
judgments by management are
required to assess the expected
benefits and related costs of
controls. A funds internal control
over financial reporting is a process
designed to provide reasonable
assurance regarding the reliability of
financial reporting and the
preparation of financial statements
for external purposes in accordance
with generally accepted accounting
principles (GAAP). A funds internal
control over financial reporting
includes those policies and
procedures that (a) pertain to the
maintenance of records that, in
reasonable detail, accurately and
fairly reflect the transactions and
dispositions of the assets of the fund
(b) provide reasonable assurance
that transactions are recorded as
necessary to permit preparation of
financial statements in accordance
with GAAP, and that receipts and
expenditures of the fund are being
made only in accordance with
authorizations of management and
directors of the fund and (c) provide
reasonable assurance regarding
prevention or timely detection of
unauthorized acquisition, use or
disposition of a funds assets that
could have a material effect on the
financial statements.

Because of inherent limitations,
internal control over financial
reporting may not prevent or detect
misstatements. Also, projections of
effectiveness to future periods are
subject to the risk that controls may
become inadequate because of
changes in conditions, or that the
degree of compliance with the
policies or procedures may
deteriorate.

A deficiency in internal control over
financial reporting exists when the
design or operation of a control
does not allow management or
employees, in the normal course of
performing their assigned functions,
to prevent or detect misstatements
on a timely basis. A material
weakness is a deficiency, or
combination of deficiencies, in
internal control over financial
reporting, such that there is a
reasonable possibility that a material
misstatement of the Funds annual
or interim financial statements will
not be prevented or detected on a
timely basis.

Our consideration of the Funds
internal control over financial
reporting was for the limited purpose
described in the first paragraph and
would not necessarily identify all
deficiencies in internal control that
might be material weaknesses
under standards established by the
Public Company Accounting
Oversight Board (United States).
However, we noted no deficiencies
in the Funds internal control over
financial reporting and its operation,
including controls over safeguarding
of securities that we consider to be
a material weakness as defined
above as of April 30, 2018.


This report is intended solely for the
information and use of management
and the Board of Trustees of the
Fund and the Securities and
Exchange Commission and is not
intended to be and should not be
used by anyone other than these
specified parties.

/s/ RSM US LLP

Boston, Massachusetts
June 28, 2018